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                                                                       Exhibit 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G

            The undersigned hereby agree to file jointly the Statement on
Schedule 13G (the "Statement") relating to the Common Stock, $.001 par value per share, of Coinstar, Inc., and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

            It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

            This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 30 day of January, 1998.

                              VENCAP, INC.


                              By: /s/ Ian Morris
                                 -----------------------------
                                 Name: Ian Morris
                                 Title: Vice President and CFO

                              ONEX CORPORATION


                              By: /s/ Donald W. Lewtas
                                 ---------------------------
                                 Name:  Donald W. Lewtas
                                 Title: Authorized Signatory


                              /s/ Donald W. Lewtas
                              ------------------------------
                              Authorized Signatory for
                              GERALD SCHWARTZ